UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

PQ Group Holdings Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PQG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2019, David Taylor entered into a transition agreement and general release (the “Transition Agreement”) with PQ Corporation (“PQ”), a wholly owned subsidiary of PQ Group Holdings Inc. (together with PQ, the “Company”), in connection with Mr. Taylor’s previously announced departure from the Company effective on October 31, 2019 (his “resignation date”).

Under the Transition Agreement, Mr. Taylor has agreed to a general release of claims in favor of the Company and other terms and conditions in exchange for certain payments and benefits, including: (a) payment of an amount equal to his base salary of $40,000 per month, less applicable taxes and withholdings, during the 12-month period following his resignation date, (b) eligibility to earn a pro rata amount (10/12ths), based on his employment during 2019, of his target (75%) annual performance bonus, with any bonus based on actual performance and paid at the same time as bonuses are paid to Company employees, and (c) the Company’s continued payment of its share of the premium costs for Mr. Taylor’s continued participation under COBRA in the Company’s medical and dental plans through November 30, 2020 (subject to earlier termination if Mr. Taylor secures other employment). Any outstanding equity awards granted to Mr. Taylor by the Company will remain subject to their existing terms.

The Transition Agreement provides that Mr. Taylor will be subject to certain restrictive covenants in favor of the Company, including noncompetition and nonsolicitation covenants for a period of 24 months following his resignation date, and perpetual covenants relating to non-disparagement and confidentiality, and that Mr. Taylor will be reasonably available to the Company and will provide services as requested by the Company through January 31, 2020.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement and General Release, dated November 15, 2019, between PQ Corporation and David J. Taylor

104	The cover page from this Current Report on Form 8-K of PQ Group Holdings Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	PQ Group Holdings Inc.

	By:	/s/ Joseph S. Koscinski
Vice President, Secretary and General Counsel